UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 13, 2015

SUTOR TECHNOLOGY GROUP LIMITED

(Exact name of registrant as specified in its charter)

Nevada	001-33959	87-0578370

(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 8, Huaye Road

Dongbang Industrial Park

Changshu, China 215534

(Address of Principal Executive Offices)

(86) 512-52680988

Registrant’s Telephone Number, Including Area Code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 8, 2014, the Listing Qualifications Department of the Nasdaq Stock Market, LLC (“NASDAQ”) notified Sutor Technology Group Limited (the “Company”) that it did not comply with NASDAQ Listing Rule 5550(a)(2) (the “Rule”) because its common stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business. On July 13, 2015, the Company received a letter, dated the same date, from the NASDAQ indicating that by maintaining the closing bid price of its common stock at $1.00 per share or greater for the last 10 consecutive business days, from June 26, 2015 to July 10, 2015, the Company has regained compliance with the Rule and the matter is now closed.

On July 14, 2015, the Company issued a press release announcing that it has regained compliance with the NASDAQ’s continued listing requirements. A copy of that press release is attached as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press release, dated July 14, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sutor Technology Group Limited

Date: July 14, 2015

/s/ Lifang Chen
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release, dated July 14, 2015